Exhibit 5.1
[LETTERHEAD OF BALLARD SPAHR LLP]
May 18, 2010
Ramco-Gershenson Properties Trust
31500 Northwest Highway
Suite 300
Farmington Hills, Michigan 48334

Re:	Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Company”)—Issuance and Sale of up to 6,900,000 (the “Shares”) common shares of beneficial interest, par value $0.01 per share, of the Company (“Common Shares”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-156689) originally filed with the United States Securities and Exchange Commission (the “Commission”) on January 12, 2009, as amended to date (the “Registration Statement”)
Ladies and Gentlemen:
          We have acted as Maryland real estate investment trust counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.
          In our capacity as Maryland real estate investment trust counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
          (i) the declaration of trust of the Company (the “Declaration of Trust”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on October 2, 1997, Articles Supplementary filed with the Department on October 2, 1997 and Articles of Merger filed with the Department on December 18, 1997 and December 31, 1997, a Certificate of Correction filed with the Department on April 23, 2002, Articles Supplementary filed with the Department on November 8, 2002, Articles Supplementary filed with the Department on June 1, 2004, Articles Supplementary filed with the Department on June 9, 2005, Articles of Amendment filed with the Department on June 9, 2005, Articles Supplementary filed with the Department on December 12, 2007, Articles Supplementary filed with the Department on April 2, 2009 and Articles Supplementary filed with the Department on September 8, 2009;
          (ii) the Bylaws of the Company, adopted as of December 12, 2007 (the “Bylaws”);
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BALLARD SPAHR LLP
Ramco-Gershenson Properties Trust
May 18, 2010

          (iii) the Written Consent of Trustees in Lieu of Organization Meeting, dated as of October 2, 1997 (the “Organizational Resolutions”);
          (iv) resolutions adopted by the Board of Trustees of the Company (the “Board of Trustees”), or a duly authorized committee thereof, on or as of May 6, 2010 and May 13, 2010, which, among other things, authorized the issuance of the Shares (together, the “Trustees’ Resolutions”);
          (v) the Registration Statement and the related form of prospectus and prospectus supplement included therein, in substantially the form filed with the Commission pursuant to the Act;
          (vi) a certificate of Dennis E. Gershenson, President and Chief Executive Officer of the Company, and Gregory R. Andrews, Chief Financial Officer and Secretary of the Company, dated as of the date hereof (the “Officers’ Certificate”), to the effect that, among other things, the Declaration of Trust, the Bylaws, the Organizational Resolutions and the Trustees’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate;
          (vii) a status certificate of the Department, dated as of May 13, 2010, to the effect that the Company is duly formed and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and
          (viii) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.
          In reaching the opinion set forth below, we have assumed the following:
          (a) each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;
          (b) each natural person executing any of the Documents is legally competent to do so;
          (c) any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP
Ramco-Gershenson Properties Trust
May 18, 2010

          (d) the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;
          (e) the Company has not, and is not required to be, registered under the Investment Company Act of 1940;
          (f) none of the Shares will be issued or transferred in violation of the provisions of Article VII of the Declaration of Trust relating to restrictions on ownership and transfer of shares of beneficial interest of the Company;
          (g) none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (“MGCL”), in violation of Section 3-602 of MGCL;
          (h) in no event will the aggregate offering price of the Shares and any other securities issued and sold under the Registration Statement exceed $300,000,000; and
          (i) at all times from and after their date of issuance through the date of issuance of the Shares, all shares of beneficial interest of the Company (including the Shares) constitute, and will constitute, “transferable shares” under Section 856(a)(2) of the Internal Revenue Code of 1986, as amended.
          Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:
          1) The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.
          2) The Shares have been duly authorized for issuance by the Company, and the Shares, when issued and delivered by the Company in exchange for payment of the consideration therefor as provided in the Trustees’ Resolutions, will be validly issued, fully paid and non-assessable.
          The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
          This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We

BALLARD SPAHR LLP
Ramco-Gershenson Properties Trust
May 18, 2010

assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.
     We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland real estate investment trust counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP